Exhibit 99.1

TAL INTERNATIONAL GROUP, INC. REPORTS FIRST QUARTER 2015 RESULTS

Purchase, New York, April 29, 2015 – TAL International Group, Inc. (NYSE: TAL), one of the world’s largest lessors of intermodal freight containers and chassis, today reported results for the first quarter ended March 31, 2015.

Highlights:

•	TAL reported Adjusted pre-tax income of $1.23 per fully diluted common share for the first quarter of 2015, a decrease of 12.8% from the first quarter of 2014.

•	TAL reported leasing revenues of $149.0 million for the first quarter of 2015, an increase of 2.9% from the first quarter of 2014.

•
TAL continues to achieve strong operational performance. Utilization averaged 97.9% for the first quarter of 2015, and through April 28, 2015, we have invested $344 million in new and sale-leaseback containers for delivery in 2015.

•	TAL announced a quarterly dividend of $0.72 per share payable on June 24, 2015 to shareholders of record as of June 3, 2015.

Financial Results

The following table depicts TAL’s selected key financial information for the three months ended March 31, 2015 and 2014 (dollars in millions, except per share data):

	Three Months Ended March 31,
	2015	2014	% Change
Adjusted pre-tax income(1)	$40.5	$47.5	(14.7%)
Adjusted pre-tax income(1) per share	$1.23	$1.41	(12.8%)
Leasing revenues	$149.0	$144.8	2.9%
Adjusted EBITDA(1)	$138.6	$141.0	(1.7%)
Adjusted net income(1)	$26.2	$31.0	(15.5%)
Adjusted net income(1) per share	$0.79	$0.92	(14.1%)
Net income	$25.8	$30.0	(14.0%)
Net income per share	$0.78	$0.89	(12.4%)
Note: All per share data is per fully diluted common share.

The Company focuses on adjusted pre-tax results since it considers gains and losses on interest rate swaps and the write-off of deferred financing costs to be unrelated to operating performance and since it does not expect to pay any significant income taxes for a number of years due to the availability of accelerated tax depreciation on its existing container fleet and anticipated future equipment purchases.

Operating Performance

“TAL achieved solid results in the first quarter of 2015,” commented Brian M. Sondey, President and CEO of TAL International. “We generated $40.5 million of Adjusted pre-tax income, representing $1.23 of Adjusted pre-tax income per share. We grew our leasing revenues 2.9% from the first quarter of 2014, and we continued to generate an attractive level of returns. In the first quarter of 2015, our annualized Adjusted pre-tax return on tangible equity(1) was 15.9%.”

“Our financial performance continues to be supported by strong utilization. Our utilization averaged 97.9% in the first quarter of 2015, and finished the quarter at 97.7%. Our utilization currently stands at 97.3%. While the first quarter represents the slow season for dry containers, the global supply / demand balance for containers remains generally favorable and most forecasters expect global containerized trade growth to remain in the five percent range in 2015. Our utilization is also supported by our high quality lease portfolio. As of March 31, 2015, 75.6% of our containers on-hire were covered by long-term or finance leases, with an average remaining duration of 42 months assuming no leases are renewed.”

“While our financial performance remained solid in the first quarter, our Adjusted pre-tax income per share decreased 12.8% from the first quarter of 2014. The decrease in our earnings in the first quarter of 2015 primarily reflects ongoing pressure on leasing rates and used container sale prices. Market leasing rates have been well below the average lease rates in our portfolio for several years, and lease rates have reached new lows in 2015 due to decreases in the price of steel and new containers. Our average lease rate fell 5.4% from the first quarter of 2014 to the first quarter of 2015 on a CEU basis, excluding the impact of sale-leaseback transactions."

“The drop in new container prices has also added pressure to our used container selling prices, which were further impacted by the general appreciation of the U.S. dollar against most major foreign currencies. Average used container sale prices were down roughly 25% from the first quarter of 2014, and we recorded a $1.4 million loss on disposals in the first quarter of 2015. Most of the loss on disposals was attributable to containers purchased through sale-leaseback transactions. Sale-leaseback containers typically are purchased for prices above the net book value of like-age TAL equipment. Our sale-leaseback portfolio remains profitable despite the disposal losses due to lease revenues received under the terms of the leasebacks.”

“Our first quarter results were also negatively impacted by a large transaction combining an early lease extension with a sizable pre-committed lease for new containers. While we believe the transaction will be attractive for TAL over the long term, it had a negative impact on our first quarter results. The early lease extension reduced our first quarter revenue by roughly $0.6 million, while long-term interest rate hedging associated with the pick-up commitment contributed to the increase in our average effective interest rate in the first quarter, which added roughly $1.5 million to our interest expense. The financial impact of the deal will improve as the committed containers are picked up and placed on-hire.”

Outlook

Mr. Sondey continued, “We currently expect our operating and financial performance to improve as we move into the seasonally stronger part of the year. We expect our utilization to remain at a high level and continue to be supported by solid trade growth and a market share shift from owned to leased containers. We also have over 100,000 TEU of containers pre-committed to leases, which will help drive on-hire growth as seasonal demand ramps-up. We also expect used container selling prices to stabilize due to seasonal demand. However, we expect our average lease rates will continue to be pulled down by very low market lease rates and that aggressive competition for new deals will continue to limit the profitability of our new investments and growth. Overall, we expect our Adjusted pre-tax income to increase slightly from the first quarter of 2015 to the second, and we currently expect that our financial performance will improve from the second quarter through the rest of the year.”

Dividend

TAL’s Board of Directors has approved and declared a $0.72 per share quarterly cash dividend on its issued and outstanding common stock, payable on June 24, 2015 to shareholders of record at the close of business on June 3, 2015. Based on the information available today, we believe this distribution will qualify as a return of capital rather than a taxable dividend for U.S. tax purposes. Investors should consult with a tax adviser to determine the proper tax treatment of this distribution.

Investors’ Webcast

TAL will hold a Webcast at 9 a.m. (New York time) on Thursday, April 30, 2015 to discuss its first quarter results. An archive of the Webcast will be available one hour after the live call through Friday, June 5, 2015. To access the live Webcast or archive, please visit the Company’s website at http://www.talinternational.com.

About TAL International Group, Inc.

TAL is one of the world’s largest lessors of intermodal freight containers and chassis with 17 offices in 11 countries and approximately 230 third-party container depot facilities in 40 countries. The Company’s global operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. TAL’s fleet consists of approximately 1,444,000 containers and related equipment representing approximately 2,372,000 twenty-foot equivalent units (TEUs). This places TAL among the world’s largest independent lessors of intermodal containers and chassis as measured by fleet size.

Contact

John Burns
Senior Vice President and Chief Financial Officer
Investor Relations
(914) 697-2900

Important Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding TAL International Group, Inc.'s business that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements involve risks and uncertainties, are only predictions and may differ materially from actual future events or results. For a discussion of such risks and uncertainties, see "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2015.

The Company’s views, estimates, plans and outlook as described within this document may change subsequent to the release of this statement. The Company is under no obligation to modify or update any or all of the statements it has made herein despite any subsequent changes the Company may make in its views, estimates, plans or outlook for the future.

(1) Adjusted pre-tax income, Adjusted EBITDA, Adjusted net income, and Adjusted pre-tax return on tangible equity are non-GAAP measurements we believe are useful in evaluating our operating performance. The Company’s definition and calculation of Adjusted pre-tax income, Adjusted EBITDA, Adjusted net income, and Adjusted pre-tax return on tangible equity are outlined in the attached schedules.

Please see below for a detailed reconciliation of these financial measurements.
-Financial Tables Follow-

TAL INTERNATIONAL GROUP, INC.
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS:
Leasing equipment, net of accumulated depreciation and allowances of $1,095,975 and $1,055,864	$3,822,885	$3,674,031
Net investment in finance leases, net of allowances of $1,056 and $1,056	210,200	219,872
Equipment held for sale	58,195	59,861
Revenue earning assets	4,091,280	3,953,764
Unrestricted cash and cash equivalents	71,709	79,132
Restricted cash	35,042	35,649
Accounts receivable, net of allowances of $955 and $978	84,368	85,681
Goodwill	74,523	74,523
Deferred financing costs	31,582	32,937
Other assets	13,482	11,400
Fair value of derivative instruments	224	1,898
Total assets	$4,402,210	$4,274,984
LIABILITIES AND STOCKHOLDERS' EQUITY:
Equipment purchases payable	$67,380	$88,336
Fair value of derivative instruments	29,005	10,394
Accounts payable and other accrued expenses	52,173	57,877
Net deferred income tax liability	418,298	411,007
Debt	3,180,800	3,040,842
Total liabilities	3,747,656	3,608,456
Stockholders' equity:
Preferred stock, $0.001 par value, 500,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,165,033 and 37,006,283 shares issued respectively	37	37
Treasury stock, at cost, 3,911,843 and 3,829,928 shares	(75,310)	(71,917)
Additional paid-in capital	506,893	504,891
Accumulated earnings	248,581	246,766
Accumulated other comprehensive (loss)	(25,647)	(13,249)
Total stockholders' equity	654,554	666,528
Total liabilities and stockholders' equity	$4,402,210	$4,274,984

TAL INTERNATIONAL GROUP, INC.
Consolidated Statements of Income
(Dollars and shares in thousands, except earnings per share)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Leasing revenues:
Operating leases	$144,568	$139,330
Finance leases	4,024	4,953
Other revenues	383	484
Total leasing revenues	148,975	144,767

Equipment trading revenues	16,845	12,487
Equipment trading expenses	(15,431)	(10,839)
Trading margin	1,414	1,648

Net (loss) gain on sale of leasing equipment	(1,449)	3,096

Operating expenses:
Depreciation and amortization	58,384	53,803
Direct operating expenses	8,822	8,682
Administrative expenses	11,982	11,832
(Reversal) provision for doubtful accounts	(23)	31
Total operating expenses	79,165	74,348
Operating income	69,775	75,163
Other expenses:
Interest and debt expense	29,243	27,619
Write-off of deferred financing costs	—	1,170
Net loss on interest rate swaps	716	373
Total other expenses	29,959	29,162
Income before income taxes	39,816	46,001
Income tax expense	14,059	15,990
Net income	$25,757	$30,011
Net income per common share—Basic	$0.78	$0.89
Net income per common share—Diluted	$0.78	$0.89
Cash dividends paid per common share	$0.72	$0.72
Weighted average number of common shares outstanding—Basic	32,861	33,608
Dilutive stock options and restricted stock	149	168
Weighted average number of common shares outstanding—Diluted	33,010	33,776

TAL INTERNATIONAL GROUP, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income	$25,757	$30,011
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,384	53,803
Amortization of deferred financing costs	1,979	1,922
Amortization of net loss on terminated derivative instruments designated as cash flow hedges	687	715
Net loss (gain) on sale of leasing equipment	1,449	(3,096)
Net loss on interest rate swaps	716	373
Write-off of deferred financing costs	—	1,170
Deferred income taxes	14,059	15,990
Stock compensation charge	2,002	1,808
Changes in operating assets and liabilities:
Net equipment purchased for resale activity	(10,554)	(8,677)
Net realized gain (loss) on interest rate swaps terminated prior to their contractual maturities	—	(1,670)
Other changes in operating assets and liabilities	(3,231)	(17,918)
Net cash provided by operating activities	91,248	74,431
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(258,552)	(148,622)
Proceeds from sale of equipment, net of selling costs	37,661	39,461
Cash collections on finance lease receivables, net of income earned	10,474	12,004
Other	(74)	25
Net cash (used in) investing activities	(210,491)	(97,132)
Cash flows from financing activities:
Purchases of treasury stock	(4,446)	—
Stock options exercised and stock related activity	—	(51)
Financing fees paid under debt facilities	(624)	(3,276)
Borrowings under debt facilities	230,000	356,017
Payments under debt facilities and capital lease obligations	(90,061)	(302,231)
Decrease (increase) in restricted cash	607	(2,109)
Common stock dividends paid	(23,656)	(24,201)
Net cash provided by financing activities	111,820	24,149
Net (decrease) increase in unrestricted cash and cash equivalents	$(7,423)	$1,448
Unrestricted cash and cash equivalents, beginning of period	79,132	68,875
Unrestricted cash and cash equivalents, end of period	$71,709	$70,323
Supplemental non-cash investing activities:
Equipment purchases payable	$67,380	$95,068

The following table sets forth TAL’s equipment fleet utilization(2) as of and for the quarter ended March 31, 2015:

Average and Ending Utilization for the Quarter Ended March 31, 2015
Average Utilization	Ending Utilization
97.9%	97.7%

(2) Utilization is computed by dividing TAL’s total units on lease (in cost equivalent units, or "CEUs") by the total units in TAL’s fleet (in CEUs) excluding new units not yet leased and off-hire units designated for sale.

The following table provides the composition of TAL’s equipment fleet as of March 31, 2015 (in units, TEUs and CEUs):

	March 31, 2015
	Equipment Fleet in Units			Equipment Fleet in TEUs
	Owned	Managed	Total	Owned	Managed	Total
Dry	1,244,482	15,151	1,259,633	2,019,040	26,440	2,045,480
Refrigerated	66,048	30	66,078	125,441	48	125,489
Special	56,797	747	57,544	103,619	1,312	104,931
Tank	9,555	—	9,555	9,555	—	9,555
Chassis	19,885	—	19,885	35,443	—	35,443
Equipment leasing fleet	1,396,767	15,928	1,412,695	2,293,098	27,800	2,320,898
Equipment trading fleet	31,264	—	31,264	50,865	—	50,865
Total	1,428,031	15,928	1,443,959	2,343,963	27,800	2,371,763
Percentage	98.9%	1.1%	100.0%	98.8%	1.2%	100.0%

	March 31, 2015
	Equipment Fleet in CEUs
	Owned	Managed	Total
Operating leases	2,574,642	23,767	2,598,409
Finance leases	196,914	825	197,739
Equipment trading fleet	114,614	—	114,614
Total	2,886,170	24,592	2,910,762
Percentage	99.2%	0.8%	100.0%

Non-GAAP Financial Measures

We use the terms "EBITDA", “Adjusted EBITDA”, "Adjusted pre-tax income", "Adjusted net income", and "Adjusted pre-tax return on tangible equity" throughout this press release.

EBITDA is defined as net income before interest and debt expense, income tax expense, depreciation and amortization, and the write-off of deferred financing costs. Adjusted EBITDA is defined as EBITDA excluding gains and losses on interest rate swaps, plus principal payments on finance leases.

Adjusted pre-tax income is defined as income before income taxes as further adjusted for certain items which are described in more detail below, which management believes are not representative of our operating performance. Adjusted pre-tax income excludes gains and losses on interest rate swaps and the write-off of deferred financing costs. Adjusted net income is defined as net income further adjusted for the items discussed above, net of income tax.

Adjusted pre-tax return on tangible equity is defined as the current quarter's Annualized adjusted pre-tax income divided by the average adjusted tangible equity. Adjusted tangible equity is defined as total stockholders' equity plus net deferred income tax liability and the net fair value of derivative instruments less goodwill.

EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity are not presentations made in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity should not be considered as alternatives to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income, or net cash from operating activities.

We believe that EBITDA, Adjusted EBITDA, Adjusted pre-tax income, Adjusted net income, and Adjusted pre-tax return on tangible equity are useful to an investor in evaluating our operating performance because:

-- these measures are widely used by securities analysts and investors to measure a company's operating performance without regard to items such as interest and debt expense, income tax expense, depreciation and amortization, and gains and losses on interest rate swaps, which can vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure and the method by which assets were acquired;

-- these measures help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

-- these measures are used by our management for various purposes, including as measures of operating performance to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided reconciliations of net income, the most directly comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA in the tables below for the three months ended March 31, 2015 and 2014. We have provided reconciliations of income before income taxes and net income, the most directly comparable U.S. GAAP measures, to Adjusted pre-tax income and Adjusted net income in the tables below for the three months ended March 31, 2015 and 2014.

We have also provided a reconciliation of Adjusted pre-tax return on tangible equity in the tables below for the current quarter.

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of EBITDA and Adjusted EBITDA (Dollars in Thousands)
	Three Months Ended March 31,
	2015	2014
Net income	$25,757	$30,011
Add:
Depreciation and amortization	58,384	53,803
Interest and debt expense	29,243	27,619
Write-off of deferred financing costs	—	1,170
Income tax expense	14,059	15,990
EBITDA	127,443	128,593
Add:
Net loss on interest rate swaps	716	373
Principal payments on finance lease	10,474	12,004
Adjusted EBITDA	$138,633	$140,970

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of Adjusted Pre-tax Income and Adjusted Net Income (Dollars and Shares in Thousands, Except Per Share Data)
	Three Months Ended March 31,
	2015	2014
Income before income taxes	$39,816	$46,001
Add:
Write-off of deferred financing costs	—	1,170
Net loss on interest rate swaps	716	373
Adjusted pre-tax income	$40,532	$47,544
Adjusted pre-tax income per fully diluted common share	$1.23	$1.41
Weighted average number of common shares outstanding—Diluted	33,010	33,776

	Three Months Ended March 31,
	2015	2014
Net income	$25,757	$30,011
Add:
Write-off of deferred financing costs, net of tax(a)	—	763
Net loss on interest rate swaps, net of tax(a)	463	243
Adjusted net income(a)	$26,220	$31,017
Adjusted net income per fully diluted common share	$0.79	$0.92
Weighted average number of common shares outstanding—Diluted	33,010	33,776

(a) The differences between Adjusted net income and reported net income in the three months ended March 31, 2015 and 2014 were due to net losses on interest rate swaps and the write-off of deferred financing costs. TAL uses interest rate swaps to synthetically fix the interest rates for most of its floating rate debt so that the duration of the fixed interest rates more closely matches the expected duration of TAL’s lease portfolio.

TAL INTERNATIONAL GROUP, INC. Non-GAAP Reconciliations of Adjusted Pre-tax Return on Tangible Equity (Dollars in Thousands)
	Balance as of March 31, 2015	Balance as of December 31, 2014
Total stockholders' equity	$654,554	$666,528
Net deferred income tax liability	418,298	411,007
Net fair value of derivative instruments liability	28,781	8,496
Goodwill	(74,523)	(74,523)
Total adjusted tangible equity	$1,027,110	$1,011,508
Average adjusted tangible equity(a)	$1,019,309
Adjusted pre-tax income (for the current three months ended)	$40,532
Annualized adjusted pre-tax income (Adjusted pre-tax income * 4)	$162,128
Adjusted pre-tax return on tangible equity	15.9%

(a) Calculated by taking the average of the current quarter's and the prior quarter's ending total adjusted tangible equity.